Exhibit 21

FIRSTENERGY CORP.
LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2011

Allegheny Energy, Inc. -- Incorporated in Maryland

American Transmission Systems, Incorporated -- Incorporated in Ohio

FELHC, Inc. — Incorporated in Ohio

FirstEnergy Facilities Services Group, LLC — Formation in Ohio

FirstEnergy Fiber Holdings Corp. — Incorporated in Delaware

FirstEnergy Nuclear Operating Company — Incorporated in Ohio

FirstEnergy Properties, Inc. — Incorporated in Ohio

FirstEnergy Service Company — Incorporated in Ohio

FirstEnergy Solutions Corp. — Incorporated in Ohio

FirstEnergy Ventures Corp. — Incorporated in Ohio

GPU Nuclear, Inc. — Incorporated in New Jersey

GPU Power, Inc. — Incorporated in Delaware

Jersey Central Power & Light Company — Incorporated in New Jersey

MARBEL Energy Corporation — Incorporated in Ohio

Metropolitan Edison Company — Incorporated in Pennsylvania

Ohio Edison Company — Incorporated in Ohio

Pennsylvania Electric Company — Incorporated in Pennsylvania

The Cleveland Electric Illuminating Company — Incorporated in Ohio

The Toledo Edison Company — Incorporated in Ohio